                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2022 Results

•Net sales $819 million
•Operating income $92 million
•Diluted EPS $1.67
•$331 million returned to shareholders year-to-date through share repurchases and dividends
•Full year fiscal 2022 outlook:
◦Net sales of approximately $3.145 billion to $3.185 billion
◦Adjusted diluted EPS of approximately $6.05 to $6.65

ATLANTA, October 28, 2022 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2022 results.
“Historic and persistent inflation has continued to weigh on demand for our brands, and is adversely affecting many families raising young children” said Michael D. Casey, Chairman and Chief Executive Officer.
“A year ago, families with young children were supported by unprecedented government stimulus payments to help them recover from the pandemic. They benefitted from access to vaccines and the relaxation of COVID restrictions. Many began to travel again to reconnect with families and friends. It was a period of optimism.
“By comparison, this year, real wages are lower, gas and food prices remain elevated and many families have struggled to find baby formula given shortages this past year. The global recovery from the pandemic that began last year, and enabled Carter’s to achieve record profitability in 2021, has been disrupted by inflation and lingering supply chain delays.
“Our supply chain performance continued to improve in the third quarter, but on-time deliveries are not yet back to pre-pandemic levels due to port congestion on the East Coast. There are indications that the global slowdown in consumer demand may result in improved deliveries, and lower product and transportation costs beginning in 2023.
“Carter’s has a long history of weathering market disruptions and emerging stronger from them. We are focused on mitigating the effects of current market conditions through inventory management, improved price realization and expense control.
“This is the first holiday shopping season in over 40 years that consumers are weighed down by record inflation. The early indications suggest that holiday shopping may not be as robust as last year. Accordingly, we have widened the range of our sales and earnings forecasts for the fourth quarter and year to reflect current market conditions.”
Adjustments to Reported GAAP Results
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. These adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.
In the first three quarters of fiscal 2022, a pre-tax adjustment of approximately $19.9 million ($15.2 million net of tax, or $0.38 per diluted share) was made related to a loss on extinguishment of debt.

	Third Fiscal Quarter
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$91.6	11.2%	$65.0	$1.67	$124.0	13.9%	$85.0	$1.93
COVID-19 expenses	—		—	—	0.3		0.2	—
Retail store operating leases and other long-lived asset impairments, net of gain	—		—	—	(0.3)		(0.2)	—
Restructuring costs	—		—	—	(0.2)		(0.1)	—
As adjusted	$91.6	11.2%	$65.0	$1.67	$123.9	13.9%	$84.9	$1.93

	First Three Fiscal Quarters
	2022				2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$269.6	11.7%	$169.9	$4.26	$359.1	14.8%	$242.8	$5.51
Loss on extinguishment of debt	—		15.2	0.38	—		—	—
COVID-19 expenses	—		—	—	3.5		2.6	0.06
Restructuring costs	—		—	—	2.5		1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain	—		—	—	(2.2)		(1.7)	(0.04)
As adjusted	$269.6	11.7%	$185.0	$4.64	$362.9	15.0%	$245.6	$5.58
Note: Results may not be additive due to rounding.
Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.
Third Quarter of Fiscal 2022 compared to Third Quarter of Fiscal 2021
Net sales decreased $72.0 million, or 8.1%, to $818.6 million, driven by declines in the Company’s U.S. Retail, International and U.S. Wholesale sales of 12.3%, 6.7% and 1.9%, respectively. U.S. Retail comparable net sales declined 11%. Changes in foreign currency exchange rates used for translation in the third quarter of fiscal 2022, as compared to the third quarter of fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $2.9 million, or 0.3%.
Operating income decreased $32.4 million to $91.6 million, compared to $124.0 million in the third quarter of fiscal 2021. Operating margin was 11.2%, compared to 13.9% in the prior-year period. Adjusted operating income (a non-GAAP measure) decreased $32.3 million to $91.6 million, compared to $123.9 million in the third quarter of fiscal 2021. Adjusted operating margin (a non-GAAP measure) was 11.2%, compared to 13.9% in the prior year period, principally reflecting fixed cost deleverage on lower sales, higher ocean freight rates, and higher distribution expenses, partially offset by lower air freight expenses and lower performance-based compensation provisions.
Net income was $65.0 million, or $1.67 per diluted share, compared to $85.0 million, or $1.93 per diluted share, in the third quarter of fiscal 2021. Adjusted net income (a non-GAAP measure) was $65.0 million, compared to $84.9 million in the third quarter of fiscal 2021. Adjusted earnings per diluted share (a non-GAAP measure) was $1.67, compared to $1.93 in the prior-year quarter.
First Three Quarters of Fiscal 2022 compared to First Three Quarters of Fiscal 2021
Net sales decreased $123.7 million, or 5.1%, to $2.30 billion, driven by a decline in the Company’s U.S. Retail segment, partially offset by growth in its U.S. Wholesale and International segments. U.S. Retail net sales declined 11.0%, reflecting inflationary pressures driving lower consumer demand and the comparison to the prior year period, which benefited from significant and unprecedented government stimulus payments made to consumers in response to the pandemic, and a lower store count related to the closure of low-margin stores in 2021. U.S. Retail comparable net sales declined 9%. U.S. Wholesale and International net sales increased by 1.3% and 2.6%, respectively. Changes in foreign currency exchange rates used for translation in the first three quarters of fiscal 2022, as compared to the first three quarters of fiscal 2021, had an unfavorable effect on consolidated net sales of approximately $5.4 million, or 0.2%.
Operating income decreased $89.5 million to $269.6 million, compared to $359.1 million in the first three quarters of fiscal 2021. Operating margin was 11.7%, compared to 14.8% in the prior year period. Adjusted operating income (a non-GAAP measure) decreased $93.3 million to $269.6 million, compared to $362.9 million in the first three quarters of fiscal 2021. Adjusted operating margin was 11.7%, compared to 15.0% in the prior year period, principally reflecting higher ocean freight rates, fixed cost deleverage on lower sales, and increased inventory provisions, partially offset by lower performance-based compensation provisions, the benefit of closing low-margin stores, and lower air freight expenses.
Net income was $169.9 million, or $4.26 per diluted share, compared to $242.8 million, or $5.51 per diluted share, in the first three quarters of fiscal 2021. Adjusted net income (a non-GAAP measure) was $185.0 million, compared to $245.6 million in the first three quarters of fiscal 2021. Adjusted earnings per diluted share (a non-GAAP measure) was $4.64, compared to adjusted earnings per diluted share of $5.58 in the first three quarters of fiscal 2021.
Net cash used in operations in the first three quarters of fiscal 2022 was $217.5 million, compared to net cash provided by operations of $7.3 million in the first three quarters of fiscal 2021. The decline primarily reflected lower earnings and growth in inventory.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital
In the third quarter and first three quarters of fiscal 2022, the Company returned to shareholders a total of $94.5 million and $331.4 million, respectively, through share repurchases and cash dividends as described below.
•During the third quarter of fiscal 2022, the Company repurchased and retired 0.9 million shares of its common stock for $65.4 million at an average price of $74.61 per share. In the first three quarters of fiscal 2022, the Company repurchased and retired 2.9 million shares of its common stock for $241.8 million at an average price of $82.16 per share. These first three quarters of repurchases represented approximately 7.2% of shares outstanding as of the beginning of fiscal year 2022. Fiscal year-to-date through October 27, 2022, the Company has repurchased and retired a total of 3.3 million shares for $264.6 million at an average price of $81.09 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of October 27, 2022, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $785 million.
•In the third quarter of fiscal 2022, the Company paid a cash dividend of $0.75 per share totaling $29.1 million. In the first three quarters of fiscal 2022, the Company paid cash dividends totaling $89.6 million. Future payments of quarterly dividends will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2022 Business Outlook
The Company’s outlook for the fourth quarter of fiscal 2022 reflects:
•Continued challenging macroeconomic environment;
•U.S. Retail comparable sales decline of approximately 10% to 15%;
•Lower U.S. Wholesale sales, reflecting risk of lower demand and supply chain delays;
•Lower International sales, driven largely by lower demand in Canada and lower wholesale demand;
•Improved price realization;
•Reduced discretionary spending;
•A better mix and level of inventories relative to last year to support holiday demand;
•Continued investment in our direct-to-consumer, customer acquisition, brand marketing, and distribution capabilities;
•Lower interest expense; and
•Cumulative benefit of share repurchases.
For the fourth quarter of fiscal 2022, the Company projects:
•Net sales of approximately $845 million to $885 million;
•Adjusted operating income of approximately $85 million to $115 million, compared to $137.9 million in the fourth quarter of fiscal 2021; and
•Adjusted diluted earnings per share of approximately $1.40 to $2.00, compared to $2.31 in the fourth quarter of fiscal 2021.
For fiscal year 2022, the Company projects:

•Net sales of approximately $3.145 billion to $3.185 billion;
•Adjusted operating income of approximately $355 million to $385 million, compared to $500.8 million in fiscal 2021; and
•Adjusted diluted earnings per share of approximately $6.05 to $6.65, compared to $7.87 in fiscal 2021.
Our adjusted diluted earnings per share outlook for fiscal year 2022 excludes an after-tax loss on extinguishment of debt of approximately $15.2 million, which was recorded in the second fiscal quarter.
We have not reconciled forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2022 results and its business outlook on October 28, 2022 at 8:30 a.m. Eastern Daylight Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To access the call by phone, please preregister on https://register.vevent.com/register/BI9b51dd1e033948c586d564d0a614ef6b to receive your dial-in number and unique passcode.
A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through approximately 970 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of macroeconomic conditions, the COVID-19 pandemic, and the Company’s future outlook, financial results, liquidity, strategy, financings, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the COVID-19 pandemic; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$818,624	$890,586	$2,300,603	$2,424,347
Cost of goods sold	449,951	481,298	1,240,801	1,262,822
Adverse purchase commitments (inventory and raw materials), net	(1,855)	507	2,993	(7,923)
Gross profit	370,528	408,781	1,056,809	1,169,448
Royalty income, net	7,273	8,442	20,349	22,550
Selling, general, and administrative expenses	286,218	293,192	807,533	832,889
Operating income	91,583	124,031	269,625	359,109
Interest expense	9,712	15,196	33,496	45,839
Interest income	(257)	(335)	(867)	(761)
Other expense (income), net	1,270	844	776	(796)
Loss on extinguishment of debt	—	—	19,940	—
Income before income taxes	80,858	108,326	216,280	314,827
Income tax provision	15,901	23,350	46,421	72,052
Net income	$64,957	$84,976	$169,859	$242,775

Basic net income per common share	$1.67	$1.94	$4.26	$5.53
Diluted net income per common share	$1.67	$1.93	$4.26	$5.51
Dividend declared and paid per common share	$0.75	$0.40	$2.25	$0.80

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	October 1, 2022	% of Total Net Sales	October 2, 2021	% of Total Net Sales	October 1, 2022	% of Total Net Sales	October 2, 2021	% of Total Net Sales
Net sales:
U.S. Retail	$408,209	49.9%	$465,711	52.3%	$1,153,664	50.1%	$1,296,405	53.5%
U.S. Wholesale	288,454	35.2%	294,180	33.0%	819,772	35.6%	809,186	33.4%
International	121,961	14.9%	130,695	14.7%	327,167	14.3%	318,756	13.1%
Consolidated net sales	$818,624	100.0%	$890,586	100.0%	$2,300,603	100.0%	$2,424,347	100.0%

Operating income:		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$57,723	14.1%	$87,151	18.7%	$163,257	14.2%	$250,751	19.3%
U.S. Wholesale	39,989	13.9%	40,074	13.6%	134,088	16.4%	150,724	18.6%
International	17,113	14.0%	22,754	17.4%	39,665	12.1%	41,495	13.0%
Corporate expenses (*)	(23,242)	n/a	(25,948)	n/a	(67,385)	n/a	(83,861)	n/a
Consolidated operating income	$91,583	11.2%	$124,031	13.9%	$269,625	11.7%	$359,109	14.8%

(*)    Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

(dollars in millions)	Fiscal Quarter Ended October 2, 2021			Three Fiscal Quarters Ended October 2, 2021
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$0.2	$0.1	$—	$1.7	$1.5	$0.3
Restructuring costs (1)	(0.1)	—	—	(0.6)	0.1	2.3
Retail store operating leases and other long-lived asset impairments, net of gain (2)	(0.3)	—	—	(2.2)	—	—
Total charges (3)	$(0.2)	$0.1	$—	$(1.1)	$1.6	$2.6
(1)Three fiscal quarters ended October 2, 2021 include $2.3 million of costs associated with the early exit of the Canada corporate office lease. Fiscal quarter and three fiscal quarters ended October 2, 2021 also includes corporate charges related to organizational restructuring of $0.1 million and $0.8 million, respectively.
(2)Related to gains on the modification of previously impaired retail store leases.
(3)Total charges for three fiscal quarters ended October 2, 2021 exclude a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	October 1, 2022	January 1, 2022	October 2, 2021
ASSETS
Current assets:
Cash and cash equivalents	$121,649	$984,294	$943,025
Accounts receivable, net of allowance for credit losses of $6,290, $7,281, and $8,678, respectively	265,593	231,354	261,182
Finished goods inventories, net of inventory reserves of $25,628, $14,378, and $23,698, respectively	899,326	647,742	722,396
Prepaid expenses and other current assets	73,578	50,131	56,182
Total current assets	1,360,146	1,913,521	1,982,785
Property, plant, and equipment, net of accumulated depreciation of $559,085, $528,926, and $557,164 respectively	181,575	216,004	218,828
Operating lease assets	491,863	487,748	510,051
Tradenames, net	307,456	307,643	307,705
Goodwill	208,454	212,023	212,016
Customer relationships, net	31,386	33,969	34,843
Other assets	30,687	30,889	28,028
Total assets	$2,611,567	$3,201,797	$3,294,256

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$318,026	$407,044	$388,726
Current operating lease liabilities	155,199	147,537	153,339
Other current liabilities	92,394	176,449	132,400
Total current liabilities	565,619	731,030	674,465

Long-term debt, net	736,448	991,370	990,900
Deferred income taxes	48,930	40,910	52,967
Long-term operating lease liabilities	430,479	441,861	464,660
Other long-term liabilities	41,889	46,440	56,390
Total liabilities	$1,823,365	$2,251,611	$2,239,382

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at October 1, 2022, January 1, 2022, and October 2, 2021	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 38,456,219, 41,148,870, and 42,946,790 shares issued and outstanding at October 1, 2022, January 1, 2022, and October 2, 2021, respectively	385	411	429
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(40,575)	(28,897)	(32,689)
Retained earnings	828,392	978,672	1,087,134
Total stockholders' equity	788,202	950,186	1,054,874
Total liabilities and stockholders' equity	$2,611,567	$3,201,797	$3,294,256

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Net income	$169,859	$242,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	46,011	65,269
Amortization of intangible assets	2,798	2,799
Provisions for excess and obsolete inventory	11,488	9,507
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	251	1,988
Amortization of debt issuance costs	1,560	2,271
Stock-based compensation expense	17,221	15,837
Unrealized foreign currency exchange loss, net	268	95
(Recoveries of) provisions for doubtful accounts receivable from customers	(987)	2,754
Unrealized loss (gain) on investments	2,414	(1,910)
Loss on extinguishment of debt	19,940	—
Deferred income taxes expense	8,220	894
Other	919	—
Effect of changes in operating assets and liabilities:
Accounts receivable	(33,697)	(77,522)
Finished goods inventories	(270,696)	(132,999)
Prepaid expenses and other assets	(24,973)	2,483
Accounts payable and other liabilities	(168,076)	(126,922)
Net cash (used in) provided by operating activities	$(217,480)	$7,319

Cash flows from investing activities:
Capital expenditures	$(26,862)	$(28,663)
Proceeds from sale of investments	—	5,000
Net cash used in investing activities	$(26,862)	$(23,663)

Cash flows from financing activities:
Payment of senior notes due 2025	$(500,000)	$—
Premiums paid to extinguish debt	(15,678)	—
Payment of debt issuance costs	(2,420)	(223)
Borrowings under secured revolving credit facility	240,000	—
Repurchases of common stock	(241,751)	(110,262)
Dividends paid	(89,562)	(35,143)
Withholdings from vesting of restricted stock	(6,850)	(3,897)
Proceeds from exercises of stock options	776	7,460
Other	(919)	—
Net cash used in financing activities	$(616,404)	$(142,065)

Net effect of exchange rate changes on cash and cash equivalents	(1,899)	(889)
Net decrease in cash and cash equivalents	$(862,645)	$(159,298)
Cash and cash equivalents, beginning of period	984,294	1,102,323
Cash and cash equivalents, end of period	$121,649	$943,025

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Three Fiscal Quarters Ended October 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,056.8	45.9%	$807.5	35.1%	$269.6	11.7%	$46.4	$169.9	$4.26
Loss on extinguishment of debt (b)	—		—		—		4.8	15.2	0.38
As adjusted (a)	$1,056.8	45.9%	$807.5	35.1%	$269.6	11.7%	$51.2	$185.0	$4.64

	Fiscal Quarter Ended October 2, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$408.8	45.9%	$293.2	32.9%	$124.0	13.9%	$23.4	$85.0	$1.93
COVID-19 expenses (c)	—		(0.3)		0.3		0.1	0.2	—
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.3		(0.3)		(0.1)	(0.2)	—
Restructuring costs (d)	—		0.2		(0.2)		—	(0.1)	—
As adjusted (a)	$408.8	45.9%	$293.3	32.9%	$123.9	13.9%	$23.3	$84.9	$1.93

	Three Fiscal Quarters Ended October 2, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,169.4	48.2%	$832.9	34.4%	$359.1	14.8%	$72.1	$242.8	$5.51
COVID-19 expenses (c)	—		(3.5)		3.5		0.9	2.6	0.06
Restructuring costs (d)	—		(2.5)		2.5		0.7	1.9	0.04
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.2		(2.2)		(0.5)	(1.7)	(0.04)
As adjusted (a) (e)	$1,169.4	48.2%	$829.1	34.2%	$362.9	15.0%	$73.0	$245.6	$5.58

	Fiscal Quarter Ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$492.8	46.4%	$361.0	34.0%	$138.0	13.0%	$26.5	$97.0	$2.31
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
Restructuring costs (d)	—		0.1		(0.1)		—	(0.1)	—
COVID-19 expenses (c)	—		(0.4)		0.4		0.1	0.3	0.01
As adjusted (a)	$492.8	46.4%	$361.1	34.0%	$137.9	13.0%	$26.5	$96.9	$2.31

	Fiscal Year Ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,662.3	47.7%	$1,193.9	34.2%	$497.1	14.3%	$98.5	$339.7	$7.81
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.6		(2.6)		(0.6)	(2.0)	(0.05)
COVID-19 expenses (c)	—		(3.9)		3.9		1.0	3.0	0.07
Restructuring costs (d)	—		(2.4)		2.4		0.6	1.8	0.04
As adjusted (a) (e)	$1,662.3	47.7%	$1,190.2	34.1%	$500.8	14.4%	$99.5	$342.5	$7.87

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, income tax, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(c)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(d)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(e)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: No adjustments were made to GAAP results in the third quarter of fiscal 2022. Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	38,222,151	43,260,471	39,279,293	43,358,998
Dilutive effect of equity awards	23,222	155,575	34,835	153,252
Diluted number of common and common equivalent shares outstanding	38,245,373	43,416,046	39,314,128	43,512,250
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$64,957	$84,976	$169,859	$242,775
Income allocated to participating securities	(1,013)	(1,024)	(2,478)	(2,919)
Net income available to common shareholders	$63,944	$83,952	$167,381	$239,856
Basic net income per common share	$1.67	$1.94	$4.26	$5.53
Diluted net income per common share:
Net income	$64,957	$84,976	$169,859	$242,775
Income allocated to participating securities	(1,012)	(1,021)	(2,477)	(2,910)
Net income available to common shareholders	$63,945	$83,955	$167,382	$239,865
Diluted net income per common share	$1.67	$1.93	$4.26	$5.51
As adjusted (a):
Basic net income per common share:
Net income	$64,957	$84,892	$185,010	$245,579
Income allocated to participating securities	(1,013)	(1,022)	(2,711)	(2,953)
Net income available to common shareholders	$63,944	$83,870	$182,299	$242,626
Basic net income per common share	$1.67	$1.94	$4.64	$5.60
Diluted net income per common share:
Net income	$64,957	$84,892	$185,010	$245,579
Income allocated to participating securities	(1,012)	(1,019)	(2,710)	(2,944)
Net income available to common shareholders	$63,945	$83,873	$182,300	$242,635
Diluted net income per common share	$1.67	$1.93	$4.64	$5.58

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $15.2 million in after-tax expenses from these results for the three fiscal quarters ended October 1, 2022. The Company has excluded $0.1 million and $2.8 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended October 2, 2021, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021	October 1, 2022
Net income	$65.0	$85.0	$169.9	$242.8	$266.8
Interest expense	9.7	15.2	33.5	45.8	48.0
Interest income	(0.3)	(0.3)	(0.9)	(0.8)	(1.2)
Income tax expense	15.9	23.4	46.4	72.1	72.9
Depreciation and amortization	17.1	21.6	48.8	68.1	74.8
EBITDA	$107.4	$144.8	$297.7	$428.0	$461.3

Adjustments to EBITDA
Loss on extinguishment of debt (a)	$—	$—	$19.9	$—	$19.9
COVID-19 expenses (b)	—	0.3	—	3.5	$0.4
Restructuring costs (c)	—	(0.2)	—	1.4	(0.1)
Retail store operating leases and other long-lived asset impairments, net of gain	—	(0.3)	—	(2.2)	(0.4)
Total adjustments	—	(0.2)	19.9	2.6	19.8
Adjusted EBITDA (d)	$107.4	$144.6	$317.6	$430.6	$481.2

a.Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
b.Expenses incurred due to the COVID-19 pandemic.
c.Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for fiscal quarter and three fiscal quarters ended October 2, 2021 exclude $0.1 million, $1.2 million, respectively, of depreciation expense included in the corresponding depreciation and amortization line item.
d.Adjusted EBITDA for the three fiscal quarters ended October 2, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and three fiscal quarters ended October 1, 2022:

	Fiscal Quarter Ended
	Reported Net Sales October 1, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales October 1, 2022	Reported Net Sales October 2, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$818.6	$(2.9)	$821.6	$890.6	(8.1)%	(7.7)%
International segment net sales	$122.0	$(2.9)	$124.9	$130.7	(6.7)%	(4.4)%

	Three Fiscal Quarters Ended
	Reported Net Sales October 1, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales October 1, 2022	Reported Net Sales October 2, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,300.6	$(5.4)	$2,306.0	$2,424.3	(5.1)%	(4.9)%
International segment net sales	$327.2	$(5.4)	$332.6	$318.8	2.6%	4.3%

Note: Results may not be additive due to rounding.
The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.